UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              June 26, 2006

INFOCUS CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-685-8888

Former name or former address if changed since last report:  no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFOCUS CORPORATION
FORM 8-K
INDEX

Item	Description	Page

Item 2.02	Results of Operations and Financial Condition	2

Item 8.01	Other Events	2

Item 9.01	Financial Statements and Exhibits	2

Signatures		3

Item 2.02 Results of Operations and Financial Condition

On June 26, 2006, InFocus Corporation (“InFocus”) announced that it expects results of operations for its second quarter ending June 30, 2006 to be lower than previously announced. InFocus expects that revenues for the second quarter of 2006 will be lower than the $112 million of revenue reported in the first quarter of 2006. InFocus also expects that its gross margins will improve in the second quarter of 2006 compared to the 14.9% reported in the first quarter of 2006. For additional details, see the related press release furnished herewith as exhibit 99.1.

Item 8.01  Other Events

On June 26, 2006, InFocus announced it had filed its 2005 annual report on Form 10-K and its first quarter 2006 Form 10-Q with the Securities and Exchange Commission. InFocus also announced that the audit committee investigations that caused the delay in the filings were completed earlier in June and no information was discovered that requires a restatement of prior period financial statements or that evidences a material weakness in internal control over financial reporting. For additional details, see the related press release furnished herewith as exhibit 99.2.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith and this list is intended to constitute the exhibit index:

99.1               Press release dated June 26, 2006 regarding InFocus Corporation’s preliminary second quarter 2006 financial results.

99.2               Press release dated June 26, 2006 announcing InFocus Corporation’s filing of its 2005 annual report on Form 10-K and its first quarter 2006 Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 27, 2006                                                            INFOCUS CORPORATION

By: /s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

By: /s/Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial Officer and Secretary
(Principal Financial Officer)